UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2022

AFC Gamma, Inc.
(Exact name of Registrant as Specified in Its Charter)

Maryland	001-39995	85-1807125
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

525 Okeechobee Blvd., Suite 1770
West Palm Beach, FL, 33401
(Address of principal executive offices, including zip code)

561-510-2390
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	AFCG	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departures of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 31, 2022, AFC Gamma, Inc. (the “Company”) expanded the Company’s Board of Directors (the “Board”) to eight members and appointed Marnie Sudnow to serve as a director on the Board, effective as of January 31, 2022. Ms. Sudnow will serve as a Class I director for a term expiring at the 2024 Annual Meeting of Stockholders, at which time she will stand for re-election.

The Board has determined that Ms. Sudnow qualifies as independent under the independence standards set forth in the Nasdaq listing standards. There are no arrangements or understandings between Ms. Sudnow and any other persons with respect to her appointment as a director. Ms. Sudnow is also not a party to any transaction that would require disclosure under Item 404(a) of Regulation S-K.

Ms. Sudnow will participate in the standard non-employee director compensation arrangements described under the heading “Director Compensation” in the Company’s Definitive Proxy Statement on Schedule 14A for the Company’s 2021 Annual Meeting of Shareholders filed with the Securities and Exchange Commission on August 17, 2021. In consideration for services as a director, Ms. Sudnow will also receive 5,000 stock options representing an initial equity grant, which will vest upon the one-year anniversary of the grant date. The Company also plans to enter into an indemnification agreement with Ms. Sudnow, the form of which was previously filed as Exhibit 10.3 to the Company’s Registration Statement on Form S-11 filed with the Securities and Exchange on January 22, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 3, 2022	AFC GAMMA, INC.

	By:	/s/ Brett Kaufman
Brett Kaufman
Chief Financial Officer and Treasurer